EXHIBIT 99.3
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                                PRESS RELEASE
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   FOR IMMEDIATE RELEASE         CONTACT:  For The Dwyer Group, Inc.
                                           Tom Buckley
                                           Chief Financial Officer
                                           254-745-2482
                                           tbuckley@dwyergroup.com

                                           For Riverside Company
                                           Christine Croissant
                                           Director of Communications
                                           216-344-1180
                                           cmc@riversidecompany.com


         THE DWYER GROUP, INC. SIGNS AGREEMENT FOR CASH MERGER AT
        $6.75 PER SHARE; THE RIVERSIDE COMPANY SPONSORS MANAGEMENT
                  BUYOUT TAKING THE DWYER GROUP PRIVATE

   Waco, TX; San Francisco, CA - (May 12, 2003) - The Dwyer Group, Inc. (Nasdaq: DWYR) and The Riverside Company announced today the signing of a merger agreement whereby Dwyer will merge with an affiliate of Riverside, a private equity firm with offices in New York, Cleveland, Dallas and San Francisco. Under the terms of the merger agreement, Dwyer's stockholders will receive $6.75 in cash for each share of common stock that they own. The purchase price represents approximately a 59% premium to the $4.25 closing share price on May 9, 2003, which was the last trading day before the announcement of the
   proposed merger.   Upon completion of the proposed merger, Dwyer will
   become privately held by Riverside and certain other stockholders, including members of the Dwyer family and senior management of Dwyer.

   The Dwyer family limited partnership, members of the Dwyer family, including Dina Dwyer-Owens, president and CEO, and other members of senior management will not convert certain of their shares into cash in the proposed merger. These shares will be exchanged for equity in the new parent corporation of Dwyer. Members of the Dwyer family and other members of senior management will also purchase equity in the parent for cash. Members of senior management will also obtain stock options in the parent and enter into employment agreements with Dwyer.




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   Dwyer's board of directors formed a special committee, consisting of non-employee directors who will not be shareholders in or directors of Dwyer or its parent after the proposed merger, to negotiate the terms of the proposed merger. The board of directors, upon the unanimous recommendation of the special committee, unanimously approved the merger agreement. William Blair & Co. advised the special committee and provided a fairness opinion regarding the proposed merger and related transactions.

   The proposed merger requires the approval of a majority of the outstanding shares of Dwyer's common stock. The Dwyer family limited partnership and individual Dwyer family members, who collectively own approximately 62.7% (on a non-diluted basis) of Dwyer's outstanding common stock, have entered into a voting agreement pursuant to which they have agreed, among other things, to vote to approve the proposed merger, subject to certain exceptions, at a stockholders' meeting to be scheduled at a later date.

   Stockholder approval will be solicited by means of a proxy statement, which will be mailed to Dwyer's stockholders after it is reviewed and cleared by the Securities and Exchange Commission. Dwyer expects to hold the stockholders meeting to vote on the proposed merger during the third or fourth quarter of 2003 and to complete the proposed merger shortly after that meeting, subject to Dwyer's ability to satisfy the closing conditions.

   The completion of the proposed merger is subject to customary closing conditions, including receipt of regulatory and other approvals. It is also subject to a condition that earnings before interest, taxes, depreciation and amortization ("EBITDA") for the trailing 12 months as of the month end immediately preceding the mailing of the proxy statement be at least $6,460,000. There can be no assurances that Dwyer will be able to achieve the required EBITDA. The proposed merger is not subject to a financing condition and Riverside has obtained financing commitments, subject to customary conditions, to provide debt financing for the proposed merger.

   The Dwyer Group, Inc., based in Waco, Texas, is a public holding company that owns six franchisor corporations. Each corporation sells and supports a different service-based brand name franchise under the following service marks: Aire Serv{R} Heating & Air Conditioning, Glass Doctor{R}, Mr. Appliance{R}, Mr. Electric{R}, Mr. Rooter{R} (Drain Doctor{R} in the UK), and Rainbow International{R} Carpet Care and Restoration Specialist. Collectively, the franchisees of these franchise concepts offer customers a broad base of residential and commercial services. The concepts currently support over 800 franchisees in the United States and Canada and, through their master licensees, approximately 275 more franchisees in 15 other countries. For more information regarding The Dwyer Group, Inc. or its franchise concepts, visit the company's Web site at http://www.dwyergroup.com.


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   The Riverside Company
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   The Riverside Company, with offices in New York, Cleveland, Dallas and
   San Francisco, is one of the leading private equity firms investing in premier companies at the smaller end of the middle market. The firm has more than half a billion dollars of capital under management and has earned its investors realized gains of more than five times their original cash investments. In addition to four pre-1995 acquisitions, Riverside has brought to market The Riverside Capital Appreciation Funds of 1995, 1998 and 2000, attracting investors from pension funds, endowments, funds-of-funds, insurance companies and banks. Since its inception in 1988, Riverside has invested in 69 acquisitions -- 34 platform companies and 35 add-on acquisitions -- across a variety of industries through its three funds and other investment vehicles. Riverside's current portfolio numbers 23 companies. More information on The Riverside Company can be found at www.riversidecompany.com.


   This press release contains certain forward-looking statements regarding Dwyer within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on the beliefs of Dwyer's management as well as assumptions made by and information currently available to Dwyer's management. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. Certain factors that could cause actual results to differ materially from Dwyer's expectations include, but are not limited to, general business conditions, competition, taxes, government regulations and other factors which are described from time to time in Dwyer's public filings with the SEC, news releases and other communications. Also, when Dwyer uses the words "believes," "expects," "anticipates," "estimates," "plans," "intends," "objectives," "goals," "aims," "projects," or similar words or expressions, Dwyer is making forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Dwyer assumes no obligation to update any forward-looking statements made herein or elsewhere whether as a result of new information, future events or otherwise.

   Dwyer plans to file a proxy statement with the SEC relating to the proposed merger. Investors and stockholders are urged to read the proxy statement when it becomes available, because it will contain important information about Dwyer, the proposed merger and related transactions. When the proxy statement is completed, Dwyer plans to send it to its stockholders to seek their approval of the proposed merger. A copy of the proxy statement (when it is filed) and other documents filed by Dwyer with the SEC are available at the SEC's Web site at http://www.sec.gov. Dwyer's stockholders may also obtain the proxy statement and other documents without charge by directing a

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   request to The Dwyer Group, Inc., Attention:  Tom Buckley, 1010 N.
   University Parks Drive, Waco, Texas 76707, Telephone:  (254) 745-2482.

   TDG Holding Company and TDG Merger Company, the two entities formed by Riverside to effect the proposed merger, Dwyer and their respective directors, executive officers and employees and certain other persons may be deemed to be participants in the solicitation of proxies from Dwyer's stockholders to approve the proposed merger. These individuals may have interests in the proposed merger, some of which may differ from or may be in addition to those of Dwyer's stockholders generally. Certain officers of Dwyer will receive employment agreements and other equity compensation in connection with the proposed business combination, which will be more fully described in the proxy statement Dwyer plans to file with the SEC. Certain information concerning the participants in the solicitation, such as their relevant affiliations with Dwyer and then existing holdings of Dwyer's common stock, are contained in Dwyer's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002. This report is available from the SEC's Web site or from Dwyer, as described above. Additional information about the participants in the solicitation will be contained in Dwyer's proxy statement with respect to the proposed merger, when it is filed with the SEC.

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